SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                        Rurban Financial Corp.
         (Name of Registrant as Specified in its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of filing fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
Act
     Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)    Proposed maximum aggregate value of transaction:
     (5)    Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:
     (2)    Form, Schedule or Registration Statement No.:
     (3)    Filing Party:
     (4)    Date Filed:





            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     RURBAN FINANCIAL CORP.
                       401 Clinton Street
                     Defiance, Ohio  43512
                         (419) 783-8950


                                                   Defiance, Ohio
                                                   March 28, 1995

To the Shareholders of
Rurban Financial Corp.:


           NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Rurban Financial Corp. (the "Company") will be held at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio on Monday, April 24, 1995, at 7:00 p.m., local time, for the following purposes:

         1. To elect three directors to serve for terms of three years each.

         2. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

           Shareholders of record at the close of business on March 1, 1995 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

          You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.


                              By Order of the Board of Directors,



                              David E. Manz, Secretary





                     RURBAN FINANCIAL CORP.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON APRIL 24, 1995

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned holder(s) of common shares of Rurban Financial Corp. (the "Company") hereby constitutes and appoints Richard C. Burrows and David E. Manz, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Monday, April 24, 1995, at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio at 7:00 p.m., local time, and any adjournment or adjournments thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof:


1. To elect three directors to serve for terms of three years each.

     ____  FOR election as directors   ____  WITHHOLD AUTHORITY
           of the Company of all of          to vote for all of
           the nominees listed below         the nominees listed
           (except as marked to the          below.
           contrary below).*

     Richard C. Burrows    David E. Manz    Steven D. VanDemark


     *(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual
     Meeting or any adjournment or adjournments thereof.


          WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

            (Continued, and to be executed and dated
                   on the second page hereof.)



(Continued from first page.)


          All proxies previously given or executed by the under-signed are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 24, 1995 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1994.


                                Dated:_______________, 1995


                                _________________________________
                                Signature of Shareholder(s)


                                _________________________________
                                Signature of Shareholder(s)


                                Please sign exactly as your name
                                appears hereon.  When common shares
                                are registered in two names, both
                                shareholders should sign.  When
                                signing as executor, administra-
                                tor, trustee, guardian, attorney
                                or agent, please give full title
                                as such.  If shareholder is a
                                corporation, please sign in full
                                corporate name by President or
                                other authorized officer.  If
                                shareholder is a partnership,
                                please sign in partnership name by
                                authorized person.  (Please note
                                any change of address on this
                                proxy.)


           THIS PROXY IS SOLICITED ON BEHALF OF THE
         BOARD OF DIRECTORS OF RURBAN FINANCIAL CORP.
        PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY
                  USING THE ENCLOSED ENVELOPE.


                      ___________________



                     RURBAN FINANCIAL CORP.
                       401 Clinton Street
                      Defiance, Ohio  43512
                         (419) 783-8950

                         PROXY STATEMENT

          This Proxy Statement and the accompanying proxy are being mailed to shareholders of Rurban Financial Corp., an Ohio corporation (the "Company"), on or about March 28, 1995, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Monday, April 24, 1995, or at any adjournment or adjournments thereof. The Annual Meeting will be held at 7:00 p.m., local time, at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio.

          The Company has six wholly-owned subsidiaries. They include The State Bank and Trust Company, Defiance, Ohio ("State Bank"), The Peoples Banking Company, Findlay, Ohio ("Peoples Bank"), The First National Bank of Ottawa, Ottawa, Ohio ("Ottawa"), The Citizens Savings Bank Company, Pemberville, Ohio ("Citizens"), Rurbanc Data Services, Inc., Defiance, Ohio ("Rurbanc"), and Rurban Life Insurance Company, Defiance, Ohio ("Rurban Life").

          A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

          Only shareholders of the Company of record at the close of business on March 1, 1995 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, 2,184,378 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

          If written notice is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the Annual Meeting, that the shareholder desires that the voting for the election of directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate such voting power as he possesses in voting for directors. If cumulative voting is invoked, each shareholder will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by him, and will be entitled to distribute his votes among the candidates as he sees fit. Should any shareholder exercise his right to cause the vote on the election of directors to be cumulative, the enclosed proxy would grant discretionary authority to the proxies named therein to cumulate votes and to distribute such votes to one or more candidates as they see fit.

          The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

          The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1994 (the "1994 fiscal year") is enclosed herewith.



                  SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT


          The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by the only person known by the Company to beneficially own more than 5% of the outstanding common shares:

                                                          Percent
Name and Address of        Amount and Nature of             of
 Beneficial Owner          Beneficial Ownership (1)       Class(2)

Thomas E. Sheidler             182,612 (3)                 8.4%
P.O. Box 325
Ottawa, Ohio  45875

_______________

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based upon 2,184,378 common shares outstanding on the Record Date.

(3)  Includes 9,456 common shares held by the wife of Mr.
Sheidler and an aggregate of 51,756 common shares held by a custodian for Mr. Sheidler's two daughters. Mr. Sheidler has no voting or investment power with respect to these common shares.

          The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, including those persons nominated for re-election as directors of the Company, by the executive officer named in the Summary Compensation Table and by all executive officers and directors of the Company as a group:

                                                         Percent
     Name of               Amount and Nature of            of
  Beneficial Owner         Beneficial Ownership (1)     Class (2)

Richard C. Burrows (3)           19,906 (4)                (5)
John R. Compo                    14,990                    (5)
Robert A. Fawcett, Jr.            1,206                    (5)
Richard Z. Graham                 2,539 (6)                (5)
David E. Manz                     8,970 (7)                (5)
John H. Moore                     7,888 (8)                (5)
Merlin W. Mygrant                 5,608 (9)                (5)
Steven D. VanDemark                 230 (10)               (5)
J. Michael Walz, D.D.S.           2,300 (11)               (5)

All executive officers and
  directors as a
  group (11 persons)             83,611 (12)               3.8%

____________________

(1)  See Note (1) to preceding table.

(2)  See Note (2) to preceding table.

(3)  Executive officer of the Company named in the Summary
Compensation Table.

(4) Includes 14,590 common shares allocated to the account of Mr. Burrows in the ESOP, as to which he exercises voting and investment power. Does not include 2,976 common shares held by the wife of Mr. Burrows as to which she exercises sole voting and investment power.

(5) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(6) Does not include 17,263 common shares held by the wife of Mr. Graham as to which she exercises sole voting and investment power.

(7) Includes 8,970 common shares allocated to the account of Mr. Manz in the ESOP, as to which he exercises voting and investment power. Does not include 606 common shares held by the wife of Mr. Manz as to which she exercises sole voting and investment power.

(8) Includes 6,508 common shares held jointly by Mr. Moore and his wife, as to which he exercises shared voting and investment power.

(9)  Includes 5,608 common shares held in the Merlin W. Mygrant
Trust, as to which Mr. Mygrant exercises sole voting and investment power.

(10) Includes 230 common shares held jointly by Mr. VanDemark and his wife, as to which he exercises shared voting and investment power.

(11) Includes 230 common shares held jointly by Dr. Walz and his wife, as to which he exercises shared voting and investment power. Also includes 2,070 common shares held in the Krouse Evans Inc. Profit Sharing Plan, as to which Dr. Walz exercises shared voting and investment power with the Trust Department of State Bank.

(12) Includes common shares jointly held by executive officers and directors and other persons. Also includes an aggregate of 40,364 common shares allocated to the respective accounts of executive officers of the Company in the ESOP. See notes (4) and
(6) through (11) above. Does not include common shares held by wives and children of executive officers and directors.

          To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 1994 fiscal year, all filing requirements applicable to officers, directors and greater than 10% owners of the Company under
Section 16(a) of the Securities Exchange Act in 1934, as amended (the "Exchange Act"), were complied with; except that Richard Z. Graham, a director of the Company, filed one report late covering one transaction by his wife in her capacity as trustee of a trust for the benefit of her mother.


                      ELECTION OF DIRECTORS

          In accordance with Article FIFTH of the Amended Articles, as amended, and Section 2.02 of the Regulations, as amended, of the Company, three directors are to be elected for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

          The following table gives certain information concerning each nominee for re-election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.


                           Position(s) Held with     Director of   Nominee
                           the Company and its       the Company   for Term
                           Subsidiaries and          Continu-      Expiring
Nominee              Age   Principal Occupation(s)   ously Since   In

Richard C. Burrows   64    President and Chief          1983         1998
                           Executive Officer of
                           the Company and of
                           State Bank; Chairman of
                           the Board of Rurbanc
                           and Rurban Life.(1)

David E. Manz        45    Executive Vice Presi-        1990         1998
                           dent, Secretary and
                           Treasurer since 1992,
                           Chief Financial Officer
                           since 1990, and Vice
                           President from 1990 to
                           1992, of the Company;
                           President and Chief
                           Executive Officer of
                           Rurbanc; Executive Vice
                           President since 1992,
                           Senior Vice President
                           from 1991 to 1992, and
                           Vice President from
                           1983 to 1991, of State
                           Bank. (2)

Steven D. VanDemark  42    General Manager of           1991         1998
                           Defiance Publishing
                           Company, Defiance,
                           Ohio, a newspaper
                           publisher; Chairman of
                           the Board of the
                           Company since 1992;
                           Chairman of the Board
                           of State Bank since
                           1991. (3)

______________________________

(1) Mr. Burrows also serves as a director of State Bank, Rurbanc and Rurban Life.

(2)  Mr. Manz also serves as a director of Rurbanc.

(3)  Mr. VanDemark also serves as a director of State Bank.

          While it is contemplated that all nominees will stand for re-election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for re-election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the re-election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if re-elected to the Board.

          Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

          The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                           Position(s) Held with      Director of
                           the Company and its        the Company      Term
                             Subsidiaries and         Continuously    Expires
Name               Age     Principal Occupation(s)       Since          In

John R. Compo       50     President and Chairman        1987          1996
                           of Board of Compo
                           Corporation, Defiance,
                           Ohio, an automotive
                           parts manufacturer. (1)

Merlin W. Mygrant   68     Chairman of the Board         1990          1996
                           of Peoples Bank since
                           1992. (2)

Robert A. Fawcett,  53     Treasurer of Fawcett,         1992          1996
   Jr.                     Lammon, Recker and
                           Associates, Inc.,
                           Ottawa, Ohio, a general
                           insurance agency, since
                           1993; President of
                           Fawcett Insurance
                           Agency, Inc., Ottawa,
                           Ohio, a general
                           insurance agency, from
                           1979 to 1993. (3)

Richard Z. Graham   65     Vice Chairman and Chief       1984          1997
                           Executive Officer of
                           Brown's Bakery, Inc.,
                           Defiance, Ohio, a
                           wholesale bakery; Chief
                           Executive Officer of
                           Grandma Emilie Brown,
                           Inc., Defiance, Ohio, a
                           sales company for
                           garlic breads and
                           rolls, founded in 1992.

John H. Moore       68     Proprietor and                1986          1997
                           President of Moore's
                           Clothing, Paulding,
                           Ohio, a men's retail
                           clothing store. (4)

J. Michael Walz,    51     General Dentist in            1992          1997
                           Defiance, Ohio. (5)

______________________________

(1)  Mr. Compo also serves as a director of State Bank and Rurban
     Life.

(2)  Mr. Mygrant also serves as a director of Peoples Bank.

(3)  Mr. Fawcett also serves as a director of Ottawa.

(4)  Mr. Moore also serves as a director of State Bank.

(5)  Dr. Walz also serves as a director of State Bank.


          There are no family relationships among any of the directors, nominees for re-election as directors and executive officers of the Company.

          The Board of Directors of the Company held a total of six meetings during the Company's 1994 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

          The Board of Directors of the Company has an Audit Committee comprised of Richard Z. Graham, John H. Moore and Merlin W. Mygrant. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent public accountants and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent public accountants. The Audit Committee met three times during the 1994 fiscal year.

          The Board of Directors of the Company also has a Compensation Committee comprised of John R. Compo, Robert A. Fawcett, Jr., Steven D. VanDemark and J. Michael Walz, D.D.S.
The function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salaries, bonuses and other cash compensation to be paid to the employees of the Company, who include Messrs. Burrows and Manz and four other officers (who are not executive officers) of the Company, and the other benefits to be received by such individuals. The Compensation Committee met two times during the 1994 fiscal year.


          The Board of Directors does not have a standing nominating committee or a committee performing similar functions.



                TRANSACTIONS INVOLVING MANAGEMENT

          During the Company's 1994 fiscal year, its subsidiaries State Bank, Peoples Bank, Ottawa and Citizens entered into banking transactions, in the ordinary course of their respective businesses, with certain executive officers and directors of the Company (including certain executive officers of the Company's subsidiaries), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries. These loans have been subject to and are presently subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The amount of loans (aggregating $60,000 or more to any one party) to directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) and their associates as a group at December 31, 1994 was $5,164,000. As of the date hereof, all of such loans were performing loans.


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Steven D. VanDemark, who is Chairman of the Board of the Company, is a member of the Compensation Committee of the Company's Board of Directors.

          Richard C. Burrows and David E. Manz are the only executive officers of the Company who receive compensation from the Company for services rendered as executive officers of the Company. The other executive officers of the Company are paid by State Bank for services rendered in their capacities as executive officers of the Company and of State Bank. Mr. Burrows, who is President and Chief Executive Officer of the Company and of State Bank, and Mr. Manz, who is Executive Vice President, Secretary, Treasurer and Chief Financial Officer of the Company and Executive Vice President of State Bank, participated in deliberations concerning compensation of executive officers of State Bank.


                REPORT ON EXECUTIVE COMPENSATION

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the performance graph set forth on pages 16 and 17 shall not be incorporated by reference into any such filings.

          In September, 1993, the Company's Board of Directors established a Compensation Committee which reviews and recommends to the Board the compensation to be paid to the employees of the Company. The Compensation Committee is comprised of three outside directors and Steven D. VanDemark, Chairman of the Board of the Company. During 1994, no compensation decisions by the Compensation Committee were modified or rejected in any material way by the full Board.

          Richard C. Burrows and David E. Manz are the only executive officers of the Company who receive compensation from the Company for services rendered as executive officers of the Company. The other executive officers of the Company are paid by State Bank for services rendered in their capacity as executive officers of the Company and of State Bank.

Compensation Policies Toward Executive Officers

          In determining the compensation of Messrs. Burrows and Manz, the Compensation Committee of the Company's Board of Directors has sought to create a compensation program that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements. There will be two components of the annual compensation program for Messrs. Burrows and Manz as well as the other employees of the Company - a base salary component and an incentive bonus component payable under the Rurban Financial Corp. Bonus Plan which directly links the bonus to be paid to the financial performance of the Company.

          In determining the compensation of its executive officers, the Board of Directors of State Bank has also sought to create a compensation program that links compensation to financial performance, rewards above-average corporate performance, recognizes individual contributions and achievements and assists State Bank in attracting and retaining outstanding executive officers. There are two components of the compensation program for the executive officers of State Bank - a base salary component and an incentive bonus component payable under the State Bank Incentive Compensation Plan which directly links the bonus to be paid to State Bank's financial performance.

Salaries

          Each year, the Compensation Committee of the Company's Board of Directors determines the base salaries to be paid to Messrs. Burrows and Manz based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries and experience; and how the Company's compensation of Messrs. Burrows and Manz compares to executive compensation of individuals holding comparable positions with bank holding companies of similar asset size. None of these factors are assigned a specific weighting when consideration is given to the setting of the salaries of Messrs. Burrows and Manz.

          Each year, the Board of Directors of State Bank determines a percentage increase in the aggregate amount of base salaries to be paid to the officers and employees of State Bank. The individual salaries of the executive officers of State Bank are determined based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the subsidiary and experience; and how State Bank's compensation of its executive officers compares to compensation of individuals holding comparable positions with banks of similar asset size. None of these factors are assigned a specific weighting when consideration is given to the setting of the salaries of the individual officers.

          The salary paid in 1994 to Mr. Burrows was approved by the Compensation Committee of the Board of Directors of the Company in December, 1993. The salary of Mr. Burrows in 1994 represented an increase of 12.9% over his salary in 1993. Mr. Burrows' salary was determined based upon an overall evaluation of the factors described above. None of these factors was assigned a specific weighting when consideration was given to the setting of Mr. Burrows' salary.

Bonus Plans

          In December, 1993, the Compensation Committee of the Company's Board of Directors established the Rurban Financial Corp. Bonus Plan (the "Company Bonus Plan"). The Company Bonus Plan has two options for determining the amount payable thereunder and the Company will pay bonuses pursuant to the option which results in the greater amount of bonuses. If the Company makes its budget for a fiscal year, a bonus in the amount of $25,000 will be paid to the Chief Executive Officer and a bonus in the amount of $15,000 will be paid to the Executive Vice President. In addition, bonuses in an aggregate amount of up to $10,000 may be paid to the remaining employees of the Company with the amount, if any, of each bonus determined by the Chief Executive Officer of the Company in his sole discretion. Alternatively, if the Company has a return on average assets ("ROAA") greater than the average ROAA of all U.S. bank holding companies of similar asset size ($300 million to $500 million), based on the ROAA of such bank holding companies published in the Federal Reserve Bank Holding Company Performance Report, 30% of the amount by which the Company's ROAA exceeds that of these peer bank holding companies will be paid out in the following manner:
(1) the Chief Executive Officer and the Executive Vice President of the Company will receive 50% and 35%, respectively, of the amount available for bonuses, subject to a limit of 75% of their respective base salaries; and (2) bonuses in an aggregate amount of up to 15% of the amount available for bonuses may be paid to the remaining employees of the Company with the amount, if any, of each bonus to be determined by the Chief Executive Officer of the Company in his sole discretion. The time period over which the determination is made of the amount, if any, of bonuses to be paid is the fiscal year of the Company. The determination of the amount of bonuses to be paid and the payment of such bonuses is made during the first quarter of the next fiscal year. As of the date of this Proxy Statement, the amount of the bonus, if any, to be paid to Mr. Burrows under the Company Bonus Plan with respect to the 1994 fiscal year has not been determined. The amount of the bonus paid to Mr. Burrows under the Company Bonus Plan with respect to the 1994 fiscal year will be disclosed as earned in 1994 in next year's proxy statement.

          In 1977, the Board of Directors of State Bank adopted an incentive compensation plan (the "State Bank Incentive Compensation Plan") for its officers. Officers of State Bank are paid in the aggregate 20% of the amount by which the before-tax profits of State Bank exceed the average before-tax profits of banks of similar asset size (between $100 million and $300 million) nationally (based on the return on assets for such banks published in the Federal Reserve Uniform Bank Performance Report). The time period over which the determination is made of the amount, if any, of incentive compensation to be paid is the fiscal year of State Bank. The determination of the amount of incentive compensation to be paid and the payment of such incentive compensation is made during the first two quarters of the next fiscal year. As of the date of this Proxy Statement, the amounts of the bonuses, if any, to be paid to executive officers of the Company who participate in the State Bank Incentive Compensation Plan with respect to the 1994 fiscal year has not been determined. Messrs. Burrows and Manz do not participate in the State Bank Incentive Compensation Plan.

          The Trust Department of State Bank also has a trust incentive compensation program under which the bonus to be paid to the employees in the Trust Department is based on a percentage of the fees generated from new trust accounts developed and the attainment of profit goals set each year for the Trust Department. Messrs. Burrows and Manz do not participate in this program. In addition, all officers of State Bank, with the exception of Messrs. Burrows and Manz and the trust officers of State Bank, participate in a sales bonus program which can pay up to $8,000 per officer based on new customers generated by that officer and customer retention during the fiscal year.

Additional Compensation Plans

          To enhance the long-term commitment of the officers and employees of the Company and its subsidiaries, the Company adopted the ESOP in 1985, and The Rurban Financial Corp. Savings
Plan and Trust (the "Savings Plan") in 1988. Mr. Burrows, as well as all officers and employees of the Company and its subsidiaries who meet applicable eligibility criteria, may participate in the ESOP and the Savings Plan.

          Each year, the Company and each of its subsidiaries may contribute an amount in cash and/or common shares of the Company to the ESOP which does not exceed the amount of the annual net profits of the corporation making the contribution. Each year in March or in April, pro rata allocations of amounts contributed by the Company or one of its subsidiaries are made to the accounts of the participants in the ESOP. The Company and its subsidiaries contributed an aggregate amount of $312,400 to the ESOP with respect to the 1994 fiscal year. As of the date of this Proxy Statement, no determination has been made as to the amount to be allocated to the account of Mr. Burrows under the ESOP with respect to the 1994 fiscal year.

          Three types of contributions are contemplated under the Savings Plan: (1) pre-tax elective deferral contributions by each participant in the Savings Plan of a percentage of his or her annual compensation; (2) matching contributions made by the Company or the corporation employing the Savings Plan participant in cash in an amount determined by the Board of Directors of the Company; and (3) qualified rollover contributions by a Savings Plan participant from other qualified plans. The Board of Directors of the Company determined that for 1994, the amount of the matching contributions to be made on behalf of each participant in the Savings Plan would be 50% of the amount of such participant's pre-tax elective deferral contributions but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation. A matching contribution in the amount of $4,500 was made on behalf of Mr. Burrows to match 1994 pre-tax elective deferral contributions made by him to the Savings Plan.

Submitted by the Compensation Committee of the Company's Board of
Directors:

     John R. Compo, Robert A. Fawcett, Jr., Steven D. VanDemark and J. Michael Walz, D.D.S.

and by the Board of Directors of State Bank:

     Richard C. Burrows, John R. Compo, James R. Cooper, Eric C.
Hench, Lee W. Kaemming, John H. Moore, Carl S. Offerle, Robert H.
Serrick, Steven D. VanDemark, J. Michael Walz, D.D.S. and Karl H.
Weaner


        COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

          The following table shows, for the last three years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or earned for those years, to Richard C. Burrows, the President and Chief Executive Officer of the Company and the only executive officer of the Company who was paid salary and bonus for the 1994 fiscal year in an amount which exceeded $100,000.


                   SUMMARY COMPENSATION TABLE


                                  Annual Compensation
Name and                                                     All Other
Principal Position     Year     Salary($)(1)     Bonus($)    Compensation ($)

Richard C. Burrows,    1994      $110,250       $  --  (2)     $ 4,500 (3)
President and Chief    1993      $ 98,950       $66,825        $11,447
Executive Officer      1992      $ 93,600       $10,000        $13,709
  of the Company

____________________

          (1) "Salary" includes fees received by Mr. Burrows during 1994, 1993 and 1992 as a director of the Company and its subsidiaries in the amounts of $10,250, $9,850 and $8,200, respectively.

          (2) The bonus, if any, to be paid to Mr. Burrows under the Company Bonus Plan with respect to the 1994 fiscal year had not been determined as of the date of this Proxy Statement. The bonus to be paid to Mr. Burrows with respect to the 1994 fiscal year will be determined in 1995 and will be disclosed as earned in 1994 in next year's proxy statement.

          (3) "All Other Compensation" for 1994 includes contributions of $4,500 to the Savings Plan on behalf of Mr. Burrows to match 1994 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan. The amount to be allocated to the account of Mr. Burrows under the ESOP with respect to the 1994 fiscal year will be calculated during 1995 and disclosed as earned in the 1994 fiscal year in next year's proxy statement.

Salary Continuation Agreement

          The Company entered into an Executive Salary
Continuation Agreement (the "Burrows Agreement") with Richard C. Burrows, President and Chief Executive Officer of the Company, on December 15, 1994. Under the Burrows Agreement, if Mr. Burrows remains in the continuous employment of the Company until retirement as of the December 31st nearest his 65th birthday (unless by action of the Board of Directors of the Company, his period of active employment with the Company for purposes of the Burrows Agreement is shortened or extended), upon his retirement, Mr. Burrows (and, upon his death, his designated beneficiary) will be entitled to receive an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his retirement in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months. If Mr. Burrows dies while actively employed by the Company prior to his retirement, the Company will pay an annual benefit equal to 90% of his annual base salary as in effect immediately prior to his death in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months to his designated beneficiary. In the event that Mr. Burrows' employment terminates as a result of his voluntary action or his discharge by the Company, the Burrows Agreement will terminate immediately on the date of such termination of employment and the Company will pay to Mr. Burrows as severance compensation monthly for fifteen years an amount of money on an annual basis equal to the product of: (a) 15% of Mr. Burrows' annual base salary as in effect immediately prior to the date of his termination of employment and (b)(i) 90% plus 0.833% for each month after December 15, 1994 (up to a maximum of 100%) if such termination occurs prior to December 31, 1995; (ii) 100% if such termination occurs on or after December 31, 1995; (iii) 100% in the event that before December 31, 1995, any entity or person becomes a beneficial owner of, or obtains voting control over, 20% or more of the outstanding shares of the Company; and
(iv) 100% if before December 31, 1995, the Company merges or consolidates with or if substantially all of the assets or capital stock of the Company is acquired by, any other company or organization, if the Company permits its business activities to be taken over by any other organization, if the Company ceases its business activities or if the Company terminates its existence. The payment of the benefits contemplated by the Burrows Agreement will be accelerated if after Mr. Burrows' retirement, the leverage capital ratio and/or the risk-based capital ratio of the Company falls below the minimum ratios established by the Company's regulatory authority for well-capitalized bank holding companies and/or the Company fails to have net income in any two successive fiscal years.


Directors' Compensation

          Each director of the Company receives as fees $500 per year, $200 for each meeting of the Board of Directors attended and $150 for each meeting of a committee of the Board attended.


                        PERFORMANCE GRAPH

          Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for the NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks"), for the five-year period ended December 31, 1994.


Performance graph omitted; represented by the following table:


                Comparison of Five-Year Cumulative Total Return
                   Among Rurban Financial Corp., NASDAQ Bank
                Stocks and NASDAQ Stock Market (U.S. Companies)


                   1989      1990       1991       1992       1993      1994

Rurban Financial   $100    $111.50    $121.65    $148.64    $190.86    $275.39
  Corp.

NASDAQ Bank        $100    $ 73.23    $120.17    $174.87    $199.33    $198.69
  Stocks

NASDAQ Stock       $100    $ 84.92    $136.28    $158.58    $180.93    $176.92
  Market (U.S.
  Companies)

                  ______________________________





                    SHAREHOLDER PROPOSALS FOR
                       1996 ANNUAL MEETING

          Any qualified shareholder who desires to present a proposal for consideration at the 1996 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 28, 1995 and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1996 Annual Meeting of Shareholders.


                 NOTIFICATION OF APPOINTMENT OF
                 INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors of the Company has appointed the accounting firm of Crowe, Chizek and Company to serve as independent public accountants for the Company for the 1995 fiscal year. That firm has served as independent public accountants for the Company since 1988.

          The Board of Directors expects that representatives of Crowe, Chizek and Company will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.



                          OTHER MATTERS

          As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1995 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment or adjournments thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

          It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.

March 28, 1995                   By Order of the Board of Directors,

                                 David E. Manz, Secretary